As Filed with the Securities and Exchange Commission on March 31, 1999

                                                      Registration No. 333-17191
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        Post-Effective Amendment No. 1 to
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                        APPLIED CELLULAR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)
              MISSOURI                                       43-1641533
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                                 (561) 366-4800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Garrett A. Sullivan
                          400 Royal Palm Way, Suite 410
                            Palm Beach, Florida 33480
                                 (561) 366-4800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        Copies of all correspondence to:
                             Denis P. McCusker, Esq.
                                 Bryan Cave LLP
                             One Metropolitan Square
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000


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                          Termination of Registration.

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

     On December 3, 1996, the Registrant filed a registration statement on Form S-3, File No. 333-17191 registering on behalf of the selling securityholders (named therein) up to 5,560,371 shares of common stock, par value $.001 per share, of Applied Cellular Technology, Inc. (the "Shares") for an estimated aggregate offering price of approximately $30,442,476 (the "Offering").

     The Offering has been terminated, and accordingly, this Post-Effective Amendment No. 1 is being filed, pursuant to the Registrant's undertaking, to remove from registration 553,127 Shares1 which as of March 30, 1999 remain unsold and ineligible for resale under Rule 144(k) of the Securities Act of 1933, as amended.

















--------

1 The remaining 553,127 Shares are held by an affiliate of the Registrant and will be re-registered under a registration statement on Form S-1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palm Beach, State of Florida, on March 30, 1999.


                                 APPLIED CELLULAR TECHNOLOGY, INC.

                                 By:   /S/ DAVID A. LOPPERT
                                    --------------------------------------------
                                     David A. Loppert, Vice President, Treasurer
                                     and Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Title                     Date

                               Chairman of the Board of
  /S/ Richard J. Sullivan       Directors, Chief Executive
---------------------------     Officer and Secretary (Principal
   (Richard J. Sullivan)        Executive Officer)                March 30, 1999


 /S/ Garrett A. Sullivan       President and Director (Principal
---------------------------     Operating Officer)
   (Garrett A. Sullivan)                                          March 30, 1999


  /S/ David A. Loppert         Vice President, Treasurer and Chief
---------------------------     Financial Officer (Principal
   (David A. Loppert)           Accounting Officer)               March 30, 1999


 /S/ Angela M. Sullivan        Director
---------------------------
  (Angela M. Sullivan)                                            March 30, 1999


  /S/ Daniel E. Penni          Director
---------------------------
   (Daniel E. Penni)                                              March 30, 1999


 /S/ Arthur F. Noterman        Director
---------------------------
  (Arthur F. Noterman)                                            March 30, 1999


 /S/ Constance K. Weaver       Director
---------------------------
  (Constance K. Weaver)                                           March 30, 1999